Exhibit 10(m)

Sub-Contract and Name-use Right Agreement between Yellowstone
Incorpoartion Services, Inc. and Yellowstone Corporate Services,
Inc. dated November 12, 2001 with regards to representative office and name-use arrangements

           Sub-Contracting And Name-use Right Agreement

     This  agreement  ("Agreement") is made  this  12th day  of
November,   2001,  between   Yellowstone   Corporate
Services, Inc., whose business address is Suite 1201, Alexandra House, 16-20 Chater Road, Central, Hong Kong (hereafter known as "YCSI") and Yellowstone Incorporation Services, Inc., whose business address is 2980 S. Rainbow Blvd. Suite 200F Las Vegas, NV. 89146 (hereafter known as "YIS").

     Whereas, YCSI wishes to retain YIS as a sub-contractor in Las Vegas, Nevada, USA. under the Terms and Conditions as stipulated in this Agreement.

     Whereas, YIS wishes to include "Yellowstone" as part of its company name and hold itself out as an affiliate of YCSI when it conducts business under the Terms and Conditions as stipulated in this Agreement.

     THEREFORE, both parties hereto agree as follows:

1. YIS will maintain offices for business purposes providing YCSI a business presence in Las Vegas, Nevada, USA.
2. YIS is responsible for maintaining all licensing, taxes, rents and other expenses associated with said offices.
3. YIS will provide use of said offices for officers and directors of YCSI upon notification.
4. YIS to provide YCSI with non-exclusive rights to utilize common areas including reception area, conference rooms, kitchen, hallways, walkways and restrooms.
5. YIS to provide reception services including telephone from 8:00 a.m. to 5:00 p.m. PT.
6. YIS to provide YCSI (A Nevada Corporation) with Resident Agent services on an annual renewal basis.
7. YIS will provide business license hanging/storage services to YCSI.
8.   YIS will provide mail sorting and forwarding services to YCSI.
9. YIS will provide photocopying and facsimile transmitting services to YCSI.
10. YCSI will provide the sum of US$17,400 (United States Dollars seventeen thousand four hundred only) to YIS for startup costs and business related expenses.
11. YCSI grants YIS the right to include "Yellowstone" in its company name and hold itself out as an affiliate of YCSI when it conducts business for a period of three (3) years from the date of this Agreement. In return, YSI shall pay twenty percent (20%) of the invoiced value of all its business to YCSI as a name-use right fee for a term of three (3) years from the date of this Agreement.
12. YCSI shall have the exclusive right of first refusal to acquire the entire business, outstanding stock and assets of YIS for the sum of cash and stock in an amount to be determined for a period of three (3) years from the date of this agreement.

     Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement, signed by both parties. No oral modifications to this Agreement may be made.

     Entire Agreement: This agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. All rights, remedies or indemnifications shall remain in full force and effect from the time of execution through eternity.

     Agreement Binding: This agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

     Attorney's Fees: In the event an arbitration, mediation, suit or action is brought by any Party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing Party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

     Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

     Governing Law: This Agreement shall be governed by the laws of the State of Nevada, and the venue for the resolution of any dispute arising therefrom shall be in Clark County, State of Nevada.

     IN WITNESS THEREOF, the Parties above have caused this Agreement to be duly executed, as of the day and year set out below.

Yellowstone Corporate Services, Inc.



By: /s/ King Kwok Yu                            Date: 11/12/01
   --------------------

Title: President




Yellowstone Incorporation Services, Inc.



By: /s/ Frank Sherman                           Date: 11/12/01
   ----------------------

Title: President